Exhibit 99.1

Accretive Health Completes Financial Restatement

and Provides Business Update

•	Files 2013 10-K, including results for 2013 and 2012, and restated results for 2011

•	Timing of revenue recognition places emphasis on cash generated from customer contracts; company introduces new non-GAAP measures

•	Company serves 83 hospitals with collective net patient revenue of $17 billion

•	Provides financial outlook for 2014 and 2015

CHICAGO – Dec. 30, 2014 – Accretive Health, Inc. (OTC Pink: ACHI) today announced that it has completed its financial restatement and filed its Annual Report on Form 10-K for the year ended December 31, 2013, which also includes results for the year ended December 31, 2012 and restated results for the year ended December 31, 2011.

“Completing the restatement is an important milestone for Accretive Health, and we appreciate the patience of our customers and shareholders as we worked through this process, as well as our employees for continuing to deliver outstanding service to our customers,” said Emad Rizk, M.D., President and Chief Executive Officer of Accretive Health. “While the restatement put our financial reporting on hold, we have focused on improving our operational execution and advancing our IT infrastructure during this period.”

The most significant result of the restatement is that, under generally accepted accounting principles (GAAP), the vast majority of revenue generated from Accretive Health’s revenue cycle agreements is recognized in periods substantially later than when the Company provides services to its customers. Revenue recognition occurs when Accretive Health and its customers reach a final determination of the value generated under the Company’s performance-based contracts. As a result, the Company believes that GAAP financial measures, on their own, may not provide shareholders with a full understanding of the Company’s operating and financial performance. Accordingly, the Company is focusing on certain non-GAAP measures to evaluate and convey additional information concerning its operating and financial performance. These non-GAAP measures are gross cash and net cash generated from customer contracting activities, each of which is described below.

Over the past year, Accretive Health has improved its operational discipline across the Company by strengthening its front line teams and standardizing service delivery models. These improvements, combined with an increase in technology investment in 2014, have led to greater predictability and accountability in the value delivered to the Company’s healthcare provider customers. In addition, the Company has strengthened its management team and Board of Directors, adding executives with strong operational experience and deep healthcare expertise.

“As reimbursement models in the healthcare industry evolve toward risk-sharing and the proactive management of patient populations, Accretive Health offers broad capabilities, delivered in collaboration with our customers, to help them address these financial and administrative challenges.” Rizk said. “Strategically this requires the deliberate and structured integration of our operational units into a comprehensive, but flexible end-to-end revenue cycle management solution, delivering predictable and measureable outcomes and operational excellence to our customers.”

Rizk added “Accretive Health moves forward with a renewed growth focus that offers its integrated revenue cycle expertise and analytics to large integrated delivery networks, which are being challenged by meeting the complexities associated with multiple value-based payment models.”

Peter Csapo, Chief Financial Officer and Treasurer, commented, “We are focused on managing our business with rigor and discipline. We are improving our internal control environment, and we expect to continue to achieve operating efficiencies as we invest in growth and focus on improving long-term profitability.”

Financial Restatement

The Form 10-K includes audited consolidated financial statements for the years ended December 31, 2012 and 2013, audited consolidated restated financial statements for the year ended December 31, 2011, unaudited consolidated quarterly results for the periods in 2013, and unaudited consolidated restated quarterly results for the periods in 2012 and 2011. The filing also includes selected unaudited restated financial information for the years ended December 31, 2009 and 2010.

Filing of the 2013 Form 10-K is a major step toward the Company becoming current in its filings with the SEC, and the Company will now shift financial reporting-related resources to complete its 2014 quarterly and annual filings.

As a result of the restatement, and in accordance with GAAP, the Company’s financial reporting is changing as described below:

•	Base fees: The Company is presenting revenue recognized from base fee customer billings as a component of net services revenue called net operating fees. Net operating fees consist of (i) gross base fees invoiced to customers; less (ii) any cost savings shared with customers; less (iii) corresponding costs of customers’ revenue cycle operations which the Company undertakes to pay pursuant to its RCM agreements. Additionally, net operating fees include fixed fees received from customers.

•	Timing of revenue recognition: The vast majority of revenue generated under the Company’s revenue cycle management (RCM) agreements is recognized in periods substantially later than when the Company provides its services, invoices and collects cash from its customers. The Company recognizes revenue under its RCM contracts upon reaching a final determination of the value generated for a customer, which often occurs at the end of a contract. Cash collections for incentive fees and invoiced net operating fees that do not yet meet revenue recognition criteria are added to deferred customer billings within the customer liabilities account on the Company’s balance sheet.

•	Software capitalization: Costs associated with internally developed software are expensed, rather than capitalized. However, hardware and purchased software costs that advance the Company’s technology capabilities are capitalized in accordance with GAAP.

For purposes of better understanding Accretive Health’s operating and financial performance from period-to-period, the Company believes it is important to take into account the cash generated from provision of services to customers. As a result, the Company is providing the following non-GAAP measures to provide a more complete understanding of its business:

•	Gross cash generated from customer contracting activities is defined as GAAP net services revenue, plus the change in deferred customer billings. Deferred customer billings include the portion of both (i) invoiced net operating fees and (ii) cash collections related to incentive fees, in each case, that have not met the Company’s revenue recognition criteria.

•	Net cash generated from customer contracting activities is defined as net income before net interest income, provision for income taxes, depreciation and amortization expense, share-based compensation, and certain non-recurring costs, plus the change in deferred customer billings.

Financial Highlights

•	On a GAAP basis, net services revenue was $504.8 million in 2013 as compared to $72.3 million in 2012. On a non-GAAP basis, gross cash generated from customer contracting activities was $251.6 million in 2013 as compared to $272.4 million in 2012.

•	On a GAAP basis, net income was $130.1 million in 2013 as compared to a net loss of $119.7 million in 2012. On a non-GAAP basis, adjusted EBITDA was $268.7 million in 2013 as compared to a loss of $152.5 million in 2012 and net cash generated from customer contracting activities was $15.6 million in 2013 as compared to $47.6 million in 2012.

•	The Company incurred restatement and other one-time costs of $34.0 million in 2013 and $3.7 million in 2012 related to litigation and other one-time items.

•	The Company currently serves 83 hospitals with collective net patient revenue (NPR) of $17 billion. NPR represents net revenue collected annually by our customers from their patients and is not a measure of the revenue we recognize.

Outlook

Accretive Health expects to generate gross cash from customer contracting activities of $223 million to $233 million for 2014, and expects net cash generated from contracting activities to be in a range of $5 million to $10 million, excluding restatement and restructuring costs, as well as other one-time costs. Additionally the Company expects gross cash generated from customer contracting activities in 2015 to be in a range of $225 million to $235 million. Net cash generated from customer contracting activities is expected to be in a range of $30 million to $40 million excluding one-time post-restatement related costs. The timing of cash collected from customers for incentive fees creates variability in the Company’s non-GAAP measures due to the accounting of incentive fees on a cash basis.

Conference Call and Webcast Details

Accretive Health’s management will host a conference call today at 3:30 p.m. CT (4:30 p.m. ET) to discuss the restatement and business outlook. To participate, please dial 877-280-4954 (857- 244-7311 from outside the U.S. and Canada) using conference code number 32430071, or visit the Investor Relations section of Accretive Health’s web site at www.accretivehealth.com to access the live webcast. A replay will be available for one week following the conference call at 888-286-8010 (617-801-6888 from outside the U.S. and Canada) using conference code number 46013693. A replay of the conference call will also be available online at www.accretivehealth.com.

Accompanying slides have been posted to the Investor Relations section of Accretive Health’s web site at www.accretivehealth.com.

Non-GAAP Financial Measures

In order to provide a more comprehensive understanding of the information used by Accretive Health’s management team in financial and operational decision making, the Company supplements its GAAP consolidated financial statements with certain non-GAAP financial measures, which are included in this press release. These include gross and net cash generated from customer contracting activities, and adjusted EBITDA.

Gross cash generated from customer contracting activities reflects GAAP net services revenue and the change in deferred customer billings. Net cash generated from customer contracting activities reflects non-GAAP adjusted EBITDA and the change in deferred customer billings.

Adjusted EBITDA is defined as net income before net interest income, provision for income taxes, depreciation and amortization expense, share-based compensation and certain non-recurring, or one-time, items. The use of adjusted EBITDA to measure financial and operating performance is limited in that under GAAP, net services revenue is recognized at the end of a contract or other contractual agreement event. Adjusted EBITDA does not adequately match corresponding cash flows from customer contracting activities. As a result, the Company uses gross cash and net cash generated from customer contracting activities to better compare cash flows to operating performance.

Deferred customer billings include the portion of both invoiced net operating fees and cash collections related to incentive fees that, in each case, have not met the Company’s revenue recognition criteria. Deferred customer billings are included in the detail of the customer liabilities account in the consolidated balance sheet available on the Company’s Annual Report on Form 10-K.

Table 4 presents a reconciliation of GAAP revenue to gross cash generated from customer contracting activities, and Table 5 presents a reconciliation of GAAP net income (loss), the most comparable GAAP measure, to adjusted EBITDA and net cash generated from customer contracting activities, in each case, for each of the periods indicated. These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

Safe Harbor

This press release contains forward-looking statements, including the Company’s ability to continue to achieve operating efficiencies, improve long-term profitability and generate specified levels of cash from contracting activities. All forward-looking statements contained in this press release involve risks and uncertainties. Our actual results and outcomes could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the possibility that our ongoing restatement could have unanticipated consequences and the factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on December 30, 2014, under the heading “Risk Factors”. The words “strive,” “objective,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “vision,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company has based these forward-looking statements on its current expectations and projections about future events. Although the Company believes that the expectations underlying any of its forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections, or expectations prove incorrect, actual results, performance, financial condition, or events may vary materially and adversely from those anticipated, estimated, or expected.

All forward-looking statements included in this press release are expressly qualified in their entirety by these cautionary statements. The Company cautions readers not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the uncertainties and factors described above, as well as others that the Company may consider immaterial or does not anticipate at this time. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations may prove correct. The Company’s expectations reflected in its forward-looking statements can be affected by inaccurate assumptions it might make or by known or unknown uncertainties and factors, including those described above. The risks and uncertainties described above are not exclusive, and further information concerning the Company and its business, including factors that potentially could materially affect its financial results or condition or relationships with customers and potential customers, may emerge from time to time. The Company assumes no, and it specifically disclaims any, obligation to update, amend, or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. The Company advises investors, however, to consult any further disclosures it makes on related subjects in our periodic reports that it files with or furnishes to the SEC.

About Accretive Health

At Accretive Health, our mission is to partner with healthcare communities to serve as a catalyst for a healthier future for all. For more information, visit www.accretivehealth.com.

Contact:

Accretive Health, Inc.

Investor Relations:

Atif Rahim

312.324.5476

investorrelations@accretivehealth.com

Media Relations:

Renae Godish

312.320.6421

renae.godish@hkstrategies.com

Table 1

Accretive Health, Inc.

Condensed Balance Sheet

($ in thousands)

	December 31,
	2013	2012	2011
			As restated
Assets
Current assets:
Cash and cash equivalents	$228,891	$176,956	$196,725
Accounts receivable, net	24,557	25,859	17,118
Prepaid income taxes	9,738	4,986	7,575
Current deferred tax asset	105,015	247,659	189,676
Other current assets	6,943	21,522	5,894

Total current assets	375,144	476,982	416,988
Property, equipment and software, net	16,275	21,354	17,169
Non-current deferred tax asset	112,993	53,436	36,457
Restricted cash	5,000	5,000	5,000
Goodwill and other assets, net	579	605	666

Total assets	$509,991	$557,377	$476,280

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$4,254	$900	$1,257
Current portion of customer liabilities	356,694	676,619	487,998
Accrued compensation and benefits	11,810	8,004	15,586
Other accrued expenses	20,046	22,206	7,796

Total current liabilities	392,804	707,729	512,637
Non-current portion of customer liabilities	195,392	77,443	58,412
Other non-current liabilities	7,407	8,405	6,662

Total liabilities	595,603	793,577	577,711

Commitments and contingencies
Stockholders’ equity (deficit):
Common stock, $0.01 par value, 500,000,000 shares authorized, 100,525,241 shares issued and 96,010,911 shares outstanding at December 31, 2013; 100,007,538 shares issued and 95,670,051 shares outstanding at December 31, 2012; 98,701,161 shares issued and 98,686,357 shares outstanding at December 31, 2011	1,005	1,000	987
Additional paid-in capital	283,439	262,075	226,911
Accumulated deficit	(317,897)	(447,980)	(328,240)
Accumulated other comprehensive loss	(1,459)	(756)	(710)
Treasury stock	(50,700)	(50,539)	(379)

Total stockholders’ equity (deficit)	(85,612)	(236,200)	(101,431)

Total liabilities and stockholders’ equity (deficit)	$509,991	$557,377	$476,280

Table 2

Accretive Health, Inc.

Condensed Statement of Cash Flows

($ in thousands)

	Year Ended December 31,
	2013	2012	2011
			As restated
Operating activities
Net income (loss)	$130,083	$(119,740)	$(71,745)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	6,823	6,355	4,862
Employee share-based compensation	25,025	25,298	25,186
Provision for doubtful receivables	634	183	114
Deferred income taxes	79,356	(76,887)	(74,544)
Excess tax benefit from share-based awards	(15)	(4,403)	(23,886)
Changes in operating assets and liabilities:
Accounts receivable	658	(8,926)	(11,943)
Prepaid income taxes	(4,836)	6,980	27,890
Other assets	14,434	(1,571)	(1,838)
Accounts payable	3,378	(358)	(1,214)
Accrued compensation and benefits	3,813	(7,581)	3,089
Other liabilities	(2,955)	2,166	3,622
Customer liabilities	(201,975)	207,650	132,108

Net cash provided by operating activities	54,423	29,166	11,701

Investing activities
Purchases of property, equipment, and software	(1,877)	(10,544)	(7,405)

Net cash used in investing activities	(1,877)	(10,544)	(7,405)

Financing activities
Excess tax benefit from share-based awards	15	4,403	23,886
Exercise of vested stock options	46	7,396	18,152
Restricted cash secured for letter of credit	—	—	(5,000)
Purchase of treasury stock	(161)	(50,160)	(379)
Collection of non-executive employee loans	—	—	41

Net cash (used in) provided by financing activities	(100)	(38,361)	36,700

Effect of exchange rate changes in cash	(511)	(30)	(338)

Net increase (decrease) in cash and cash equivalents	51,935	(19,769)	40,658
Cash and cash equivalents, at beginning of year	176,956	196,725	156,067

Cash and cash equivalents, at end of year	$228,891	$176,956	$196,725

Supplemental disclosures of cash flow information
Income taxes paid	$(1,742)	$(1,531)	$(1,923)
Income taxes refunded	$754	$87	$4,403
Supplemental disclosure of non-cash operating activities
Non-cash increase in litigation liability and related insurance receivable included in other liabilities and other assets, respectively	—	$14,000	—

Table 3

Accretive Health, Inc.

Consolidated Statement of Operations

($ in thousands, except per share data)

	Year ended December 31,
	2013	2012	2011 (As restated)
Revenue
RCM net operating fees	$224,937	$9,888	$34,923
RCM incentive fees	210,303	928	25,946
Other services	69,528	61,438	41,097

Net services revenue	$504,768	$72,254	$101,966
Operating Expenses:
Cost of services	186,752	188,666	158,715
Selling, general and administrative	79,951	67,750	63,268
Restatement and other nonrecurring costs	33,963	3,714	0

Total operating expenses	300,666	260,130	221,983

Operating income (loss)	204,102	(187,876)	(120,017)
Net interest income	330	141	26

Net income (loss) before provision for income taxes	204,432	(187,735)	(119,991)
Provision for income taxes	74,349	(67,995)	(48,246)

Net income (loss)	130,083	(119,740)	(71,745)

Net income (loss) per common share
Basic	$1.36	$(1.21)	$(0.74)

Diluted	$1.34	$(1.21)	$(0.74)

Weighted average common shares outstanding
Basic	95,687,940	98,602,099	96,964,661
Diluted	96,845,664	98,602,099	96,964,661

Table 4

Accretive Health, Inc.

Reconciliation of GAAP revenue to Gross Cash Generated from Customer Contracting Activities

($ in thousands)

	Year ended December 31,
			2011
	2013	2012	(As restated)
Components of net services revenue:
RCM net operating fees (NOF)	$224,937	$9,888	$34,923
RCM incentive fees (IF)	210,303	928	25,946
Other	69,528	61,438	41,097

Net services revenue (GAAP)	504,768	72,254	101,966

Change in deferred customer billings:
Change in NOF deferred customer billings	(118,484)	108,142	86,877
Change in IF deferred customer billings	(134,643)	91,972	58,920
Gross cash generated from customer contracting activities:
RCM net operating fees	106,453	118,030	121,800
RCM incentive fees	75,660	92,900	84,866

RCM Sub total	182,113	210,930	206,666
Other	69,528	61,438	41,097

Gross cash generated from customer contracting activities	251,641	272,368	247,763

Table 5

Accretive Health, Inc.

Reconciliation of GAAP net income (loss) to Net Cash Generated from Customer Contracting Activities

($ in thousands)

	Year ended December 31,
	2013	2012	2011
Net income (loss)	$130,083	$(119,740)	$(71,745)
Net interest income	(330)	(141)	(26)
Provision for income taxes	74,349	(67,995)	(48,246)
Depreciation and amortization expense	6,823	6,355	4,862
Share-based compensation expense	23,801	25,298	25,186
Restatement and other costs	33,963	3,714	—

Adjusted EBITDA	268,689	(152,509)	(89,969)
Change in deferred customer billings	(253,127)	200,114	145,797

Net cash generated from customer contracting activities	15,562	47,605	55,828

Table 6

Accretive Health, Inc.

Share-Based Compensation Expense

($ in thousands)

	Year ended December 31,
			2011
	2013	2012	(As restated)
Cost of services	$10,740	$11,625	$13,119
Selling, general and administrative	13,061	13,673	12,067
Restatement and other nonrecurring costs	1,224	—	—

Total share-based compensation	25,025	25,298	25,186

Table 7

Accretive Health, Inc.

Depreciation and Amortization Expense

($ in thousands)

	Year ended December 31,
			2011
	2013	2012	(As restated)
Cost of services	$4,697	$3,957	$2,269
Selling, general and administrative	2,126	2,398	2,593

Total depreciation and amortization expense	6,823	6,355	4,862

Table 8

Accretive Health, Inc.

Condensed Non-GAAP Financial Information

($ in thousands)

	Year ended December 31,
			2011
	2013	2012	(As restated)
GAAP net services revenue	$504,768	$72,254	$101,966
Increase (decrease) in deferred customer billings	(253,127)	200,114	145,797

Gross cash generated from customer contracting activities	251,641	272,368	247,763
Operating Expenses[1]:
Cost of services	171,315	173,084	143,327
Selling, general and administrative	64,764	51,679	48,608

Sub-total	236,079	224,763	191,935
Net cash generated from customer contracting activities	15,562	47,605	55,828
Net cash generated margin	6%	17%	23%

[1]	Excludes share-based compensation, depreciation and amortization and one-time items